EXHIBIT 23(ii)


                          INDEPENDENT AUDITORS' CONSENT


     Feldman Sherb & Co., P.C. (formerly Feldman Sherb Horowitz & Co., P.C.), hereby consents to the use in this Registration Statement on Form SB-2 of our report dated March 20, 2001, except for Note 8B as to which the date is March 28, 2001, relating to the financial statements of Sense Holdings, Inc. and Subsidiary as of December 31, 2000 and 1999 and for the years then ended, and the reference to our firm under the caption "Experts" in this Registration Statement.


                                            /s/ Feldman Sherb & Co., P.C.
                                            FELDMAN SHERB & CO., P.C.
                                            Certified Public Accountants

New York, New York
June 13, 2001